QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

K&F INDUSTRIES 600 Third Avenue New York, NY 10016

NEWS

FOR IMMEDIATE RELEASE
Contact:
Kenneth M. Schwartz
K & F Industries, Inc.
(212) 297-0900

K & F INDUSTRIES, INC. REPORTS RESULTS FOR THE
THIRD QUARTER AND THE NINE MONTHS ENDED SEPTEMBER 30, 2004

  NEW YORK—October 27, 2004—K & F Industries, Inc. today reported its results for the third quarter and nine months ended September 30, 2004. Compared to last year, net income for the quarter rose 24 percent to $15 million driven by a strong sales performance, particularly in the higher margin commercial and general aviation market sectors. Sales for the quarter rose three percent to $91 million, representing the third consecutive quarter of increased sales. Operating income and EBITDA (earnings before interest, taxes, depreciation and amortization) remained level with the prior year, as the favorable sales mix and lower operating costs were offset by increased shipments of original equipment to airplane manufacturers at a discount to cost of $2.5 million.

  "Bookings improved in substantially all of our commercial and general aviation programs during the quarter," stated Kenneth M. Schwartz, president and chief operating officer, a very positive trend for K & F. "Our continued strong performance supports our previously issued guidance for the year."

  Results for the nine months ended September 30, 2004 compared to 2003:

  •
  Bookings rose 10 percent to $259 million from $235 million.

  •
  Sales totaled $258 million, up 4 percent from $249 million.

  •
  Commercial revenues were $143 million, up 5 percent from $136 million.

  •
  General aviation sales were $47 million, up 21 percent from $38 million.

  •
  Military sales declined $6 million to $68 million.

  •
  Net income rose 39 percent to $32.7 million from $23.5 million.

  •
  Operating income was $72 million versus $64 million, a 13 percent improvement.

  •
  EBITDA increased 11 percent to $81 million from $73 million.

  •
  EBITDA margins rose to 31.6 percent from 29.6 percent.

  Results for the quarter ended September 30, 2004 compared to 2003:

  •
  Bookings rose seven percent to $94 million versus $87 million.

  •
  Sales rose three percent to $91 million versus $88 million.

  •
  Revenues in the commercial sector increased $5 million or 10 percent to $52 million.

  •
  General aviation sales were $16 million, up 16 percent from $13 million.

  •
  Military sales declined $4 million to $24 million.

  •
  Net income increased 24 percent to $15.1 million from $12.2 million.

  •
  Operating income and EBITDA were level, at $27 million and $30 million, respectively.

  •
  Cash on hand at September 30, 2004 was $70 million versus $50 million.

  EBITDA includes a charge for shipments of original equipment to airplane manufacturers (program investments, which are sold at a discount to cost and expensed when shipped) of $25 million and $20 million for the first nine months of 2004 and 2003, respectively.

  Segment Results for the Periods Ended September 30, 2004

  •
  Revenues for Aircraft Braking Systems Corporation were $75 million and $213 million, for the third quarter and nine months ended September 30, 2004, respectively, compared to $73 million and $208 million last year.

  •
  Revenues for Engineered Fabrics Corporation were $16 million and $44 million, for the third quarter and nine months ended September 30, 2004, respectively, compared to $15 million and $40 million last year.

  Financial Guidance Reaffirmed

  K & F reaffirms its previously reported guidance for 2004. Compared to 2003, sales are expected to improve slightly and EBITDA and net income should be flat, reflecting an increased level of expensed program investments in 2004.

  K & F Industries Inc., through its Aircraft Braking Systems Corporation subsidiary, is a worldwide leader in the manufacture of wheels, brakes and brake control systems for commercial transport, general aviation and military aircraft. K & F's other subsidiary, Engineered Fabrics Corporation, is a major producer of aircraft fuel tanks, de-icing equipment and specialty coated fabrics used for storage, shipping, environmental and rescue applications for commercial and military use.

# # #

  Forward Looking Statements

  Some statements and information contained herein are not historical facts, but are "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition, the Company or its representatives have made and may continue to make forward-looking statements, orally, in writing or in other contexts, such as in reports filed with the Securities and Exchange Commission (the "SEC") or press releases. These forward-looking statements may be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "should" or the like, the negative of these words or other variations of these words or comparable words, or discussion of strategy that involves risk and uncertainties. We caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of a wide variety of factors and conditions, many of which are beyond our control. Some of these factors and conditions include: (i) government or regulatory changes, (ii) dependence on our subsidiary, Aircraft Braking Systems Corporation, for operating income, (iii) competition in the market for our products, and (iv) our substantial indebtedness. This press release should be read in conjunction with our periodic reports filed with the SEC. We undertake no obligation to revise these statements following the date of this press release.

K & F INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Sales	$90,757	$87,821	$257,497	$247,842
Costs of Sales	50,101	49,139	147,863	145,149

Gross Margin	40,656	38,682	109,634	102,693
Independent Research and Development	3,441	3,963	10,226	11,321
Selling, General and Administrative Expenses	8,866	6,931	23,364	23,813
Amortization	1,212	1,075	3,552	3,174

Operating Income	27,137	26,713	72,492	64,385
Interest Expense, net	9,691	10,784	29,195	32,491

Income Before Income Taxes	17,446	15,929	43,297	31,894
Income Tax Provision	2,371	3,740	10,647	8,356

Net Income	$15,075	$12,189	$32,650	$23,538

K & F INDUSTRIES, INC.
SELECTED FINANCIAL DATA
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Capital Expenditures	$831	$1,347	$2,071	$2,384
Bookings	$93,621	$87,285	$258,635	$235,344
Backlog			$131,708	$129,989
Cash and Cash Equivalents			$69,961	$50,486
Total Debt			$395,000	$435,000
Shareholders' Deficiency			$154,268	$203,886

K & F INDUSTRIES, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net Income	$15,075	$12,189	$32,650	$23,538
Plus:
Income Tax Provision	2,371	3,740	10,647	8,356
Interest Expense, net	9,691	10,784	29,195	32,491

Operating Income	27,137	26,713	72,492	64,385
Plus:
Depreciation	1,780	1,977	5,322	5,916
Amortization	1,212	1,075	3,552	3,174

EBITDA	$30,129	$29,765	$81,366	$73,475

        We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization expense. This definition of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States. We believe EBITDA provides a basis to measure our operating performance, apart from the expenses associated with our physical plant or capital structure. EBITDA should not be considered in isolation or as a substitute for operating income, cash flow from operating activities or other measures of performance defined by accounting principles generally accepted in the United States. A reconciliation of EBITDA is presented above.

QuickLinks

K & F INDUSTRIES, INC. REPORTS RESULTS FOR THE THIRD QUARTER AND THE NINE MONTHS ENDED SEPTEMBER 30, 2004
K & F INDUSTRIES, INC. CONSOLIDATED STATEMENTS OF INCOME (In thousands)
K & F INDUSTRIES, INC. SELECTED FINANCIAL DATA (In thousands)
K & F INDUSTRIES, INC. RECONCILIATION OF NET INCOME TO NON-GAAP EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) (In thousands)